Exhibit 99.1
For Immediate Release
June 4, 2024

PNM Resources Announces Pricing of $500 Million of 5.75% Junior Subordinated Convertible Notes due 2054

(ALBUQUERQUE, N.M.), June 4, 2024 – PNM Resources (NYSE: PNM) today announced the pricing of $500,000,000 in aggregate principal amount of its 5.75% junior subordinated convertible notes due 2054 (the “convertible notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, PNM Resources granted the initial purchasers of the convertible notes an option to purchase, within a 13-day period beginning on, and including, the date the convertible notes are first issued, up to an additional $50,000,000 in aggregate principal amount of the convertible notes, solely for the purpose of covering over-allotments, if any. The offering is expected to close on June 10, 2024, subject to customary closing conditions.

The convertible notes will be unsecured obligations of PNM Resources and will rank junior and subordinate in right of payment to the prior payment in full of PNM Resources’ existing and future senior indebtedness. Interest on the convertible notes will be paid semiannually, at a rate of 5.75% per annum, subject to PNM Resources’ right to defer payments of interest as described below. The convertible notes will mature on June 1, 2054, unless earlier converted, redeemed or repurchased in accordance with their terms.

So long as no event of default with respect to the convertible notes has occurred and is continuing, PNM Resources may, at its option, defer interest payments on the convertible notes on one or more occasions for up to 20 consecutive semi-annual interest payment periods. During any deferral period, interest on the convertible notes will continue to accrue at the then-applicable interest rate on the convertible notes. In addition, during any deferral period, interest on deferred interest will accrue at the then-applicable interest rate on the notes, compounded semi-annually, to the extent permitted by applicable law.

PNM Resources may not redeem the convertible notes prior to June 6, 2029 except upon the occurrence of certain tax events, rating agency events or treasury stock events (each, a “special event”). PNM Resources may redeem for cash all, but not less than all, of the convertibles notes upon the occurrence of a special event at any time, at its option, at a redemption price equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, PNM Resources may redeem for cash all or part (subject to certain limitations on partial redemptions) of the convertible notes, at its option, on or after June 6, 2029, at a redemption price equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of PNM Resources’ common stock has been at least 130% of the conversion price of the convertible notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which PNM Resources provides notice of redemption. In each case, PNM Resources will not, and will not be permitted to, issue a notice of redemption, or specify a redemption date, during any interest deferral period.

Prior to December 1, 2053, holders will have the right to convert their convertible notes only upon the occurrence of certain events and during certain periods. On or after December 1, 2053, holders will have the right to convert their convertible notes at any time until the close of business on the second business day immediately preceding the maturity date of the convertible notes. Upon conversion of the convertible notes,

PNM Resources will (1) (a) deliver an equal aggregate principal amount of a newly issued series of its non-convertible junior subordinated notes with the same terms as the convertible notes (other than the conversion features) or (b) in certain circumstances as set forth in the indenture that will govern the convertible notes, pay cash, in either case, up to the aggregate principal amount of the convertible notes being converted, and (2) deliver shares of PNM Resources’ common stock in respect of the remainder, if any, of PNM Resources’ conversion obligation in excess of the aggregate principal amount of the convertible notes being converted.

The conversion rate for the convertible notes will initially be 22.4911 shares of PNM Resources’ common stock per $1,000 principal amount of the convertible notes (equivalent to an initial conversion price of approximately $44.46 per share of common stock, which represents a conversion premium of approximately 17.5% above the last reported sale price of PNM Resources’ common stock on June 4, 2024). The conversion rate is subject to adjustment in certain circumstances. In addition, following certain corporate events that occur prior to the maturity date of the convertible notes or if PNM Resources delivers a notice of a special event redemption, PNM Resources will, in certain circumstances, increase the conversion rate for a holder that elects to convert its convertible notes in connection with such a corporate event or such notice of special event redemption, as the case may be.

If PNM Resources undergoes a fundamental change (as defined in the indenture that will govern the convertible notes), subject to certain conditions and exceptions, holders of the convertible notes may require PNM Resources to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including any accrued but unpaid deferred interest) to, but excluding, the repurchase date.

PNM Resources intends to use the net proceeds from this offering to repay a portion of its outstanding term loans.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the convertible notes, the non-convertible junior subordinated notes issuable upon conversion of the convertible notes, if any, and shares of common stock issuable upon conversion of the convertible notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the convertible notes, such non-convertible junior subordinated notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

Contacts:

Analysts            Media
Lisa Goodman            Corporate Communications
(505) 241-2160        (505) 241-2783

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release are “forward-looking statements” under federal securities laws. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements regarding the completion of the offering of convertible notes and the intended use of proceeds.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: market conditions; the satisfaction of closing conditions related to the offering; and risks relating to PNM Resources’ business, including those described under the headings “Disclosure Regarding Forward Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with the Securities and Exchange Commission. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the company’s Form 10-K, Form 10-Q filings and the information included in the company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein. There can be no assurance that the planned offering of convertible notes will be completed on the anticipated terms, or at all. Except as may be required by law, PNM Resources expressly disclaims any obligation to update any forward-looking information.

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